Exhibit 99.1

FOR IMMEDIATE RELEASE

CTG Announces Second Quarter 2023
Financial Results Conference Call and Webcast

BUFFALO, N.Y., August 2, 2023 – CTG (Nasdaq: CTG) (“Company”), a leader in North America and Western Europe helping companies employ digital IT solutions and services to drive productivity and profitability, announced that it will release its second quarter 2023 results before the opening of financial markets on Wednesday, August 9, 2023.

The Company will host a conference call and webcast to review the financial and operating results and discuss its strategy and outlook. A question-and-answer session will follow.

Second Quarter 2023 Conference Call

Date: Wednesday, August 9, 2023

Time: 11:00 a.m. Eastern Time

Phone: +1 844 826 3035

Webcast: https://investors.ctg.com

A telephonic replay will be available from 3:00 p.m. ET on the day of the call through Wednesday,
August 23, 2023, by dialing +1 844 512 2921 and entering the access code 10180064. The webcast will be archived on CTG’s website in the Events & Presentations section for at least
90 days. A transcript will also be posted to the website once available.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on integrating digital technology into all areas of its clients to improve their operations and increase their value proposition. CTG’s engagement in the digital transformation process drives improved data-driven decision-making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG operates in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski	Craig P. Mychajluk
Tel: +1 716 887 7368	Kei Advisors LLC	Kei Advisors LLC
	dpawlowski@keiadvisors.com	cmychajluk@keiadvisors.com
	Tel: +1 716 843 3908	Tel: +1 716 843 3832

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